SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2002

VIGNETTE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-25375	74-2769415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 South MoPac Expressway, Austin, Texas 78746
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 741-4300

Item 5.    OTHER EVENTS.

On October 29, 2002, Vignette Corporation (the “Company”) issued a press release announcing that the Company had entered into a definitive agreement with Athens Acquisition Corp., a wholly-owned subsidiary of the Company, Epicentric, Inc. (“Epicentric”), U.S. Bank, N.A., as Escrow Agent and Carl Nichols, as Shareholders’ Representative. Pursuant to the terms of the definitive agreement, the Company will pay up to $32 million in cash and restricted stock for all of the issued and outstanding shares of Epicentric. Epicentric will be a wholly-owned subsidiary of Vignette. The press release is attached as Exhibit 99.1 to this Form 8-K.

Item 7.    EXHIBITS.

Exhibit Number	Description

99.1	Vignette Corporation Press Release issued on October 29, 2002 regarding the acquisition of Epicentric, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIGNETTE CORPORATION

Date: November 1, 2002	By:	/s/ THOMAS E. HOGAN
Thomas E. Hogan
President and Chief Executive Officer

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